Exhibit T3A-5

UNITED STATES OF AMERICA SECRETARY OF STATE As secretary of state, of the state of louisiana, I do hereby certify that the annexed and following is a True and Correct copy of the Articles of Organization, Initial Report, Amendments and 2005 Annual Report of PETROQUEST ENERGY, L.L.C. A LOUISIANA limited liability company domiciled at LAFAYETTE, As- shown by comparison, with’documents filed and recorded in this Office. In testimony whre of I have here unto set My hand and caused the real of my Office to be offered at the sity of Balon Rouge on, Novem ber 10, 2005 BME 34487931K Secretary of State Certificate SS 102 printed SEAL (Rec.07/05) November 10, 2005

ARTICLES OF ORGANIZATION of AMERICAN EXPLORER LLC. STATE OF LOUISIANA PARISH OF LAFAYETTE BEFORE ME, the undersigned authority, a Notary Public in and for the aforesaid Parish and State, duly commissioned and qualified as such, personally came and appeared the undersigned parties, having capacity to contract, who declared unto me. Notary Public in the presence of the undersigned competent witnesses, that, availing themselves of the provisions of the Revised Statutes of the Stats of Louisiana relative to the formation of limited liability companies, and particularly the provisions of Title 12, Chapter 22, of the Louisiana Revised Statutes of 1950, Sections 1301 -1369 as enacted by Act No, 780 of 1992 and as same may be further amended, they do hereby organize themselves, as weii as other parties who may be associated with them their heirs, successors and assigns, into a limited liability company in accordance with and under the following Articles of Organization, to-wit: ARTICLE I The name of the limited liability Company shall be and is AMERICAN EXPLORER, L.L.C. ARTICLE II. The purposes for which this limited liability company is formed is to engage in any lawful activity for which! “united liability companies may be formed under the Louisiana. Limited Liability Company Law, Title 12, Chapter 22, of the Louisiana Revised Statutes of 1950, Section 1301. et seq, as same may be amended. ARTICLE III No member shall be liable for any of the debts, obligations or liabilities of this company or for any liability except as otherwise specifically set forth in Chapter 22 of Title 12 of Use Louisiana

ARTICLE IV The Company may be managed by manager to be appointed or selected by the members as set forth in a written operating agreement among the members and any limitation on the autoruty of members to bind the compnay or registrations on the authority of the managers, if any, shall be set fourth in a wirtten operationg agreement among the members. ARTICLE V Persons dealing with the Company may rely upon a certificate of a manager, if managers have been appointed, or at least two members, whose names are included in the statement, to establish the membership of any member, the anthenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including but not limited to the authority to take the actions referred to fa R.S. 12:1318B. THUS DONE AND SIGNED, in multiple originals, is the Parish of Lafayette, State of Louisiana, on this 2nd day of March, 1995, in the presence of the undersigned competent witnesses and roe, Notary, after due reading of the whole. “WITNESSES: LAWRENCE L. LEWIS, III. Organizer NOTARY PUBLIC IN AND FOR THE PARISH OF LAFAYETTE, LOUISIANA

INITIAL REPORT OF AMERICAN EXPLORER, L.L.C. STATE OF LOUISIANA PARISH OF LAFAYETTE BEFORE ME, the undersigned authority, a Notary Public in and for the aforesaid parish and state, duly commissioned and qualified as such, parties, who declared unto me, notary public, in the presence of the undersigned competent witnesses that pursuant to La. R.S. 12:1305E they hereby make this initial report on behalf of AMERICAN EXPLORER, L.L.C. (the “Company”) and declare as follows: 1. The location and municipal address of the Company’s registered office is: 625 E. Kaliste Saloom Road, Suite 400, Riverstone Bldg., Lafayette, Louisiana 70508. 2. The full name and municipal address of the Company’s registered agent is: Daniel G. Fournrat, Suite 600,102 Versailles Blvd., Lafayette, Louisiana 70501 and attached hereto is a notarized affidavit of acknowledgment and acceptance signed by its registered agent 3. The names and municipal addresses of the first members of the company are as follows: Goodson Exploration, Inc. NAB Financial, L.L.C. 304 Keeney Drive Lafayette, LA 70501 136 Teehe Drive Lafayette, LA 70503 Dexco Energy, Inc. 106 Running Dear Lafayette, LA 70555 THUS DONE AND PASSED in the Parish of Lafayette, Louisiana in the presence of the undersigned competent witnesses on this 2nd day of March 1995. 3

WITNESSES: LAWRENCE I. LEWIS III., Organizer NOTARY PUBLIC IN AND FOR THE PARISH OF LAFAYETTE, STATE OF LOUISIANA

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT BY DESIGNATED REGISTERED AGENT OF LIMITED LIABILITY COMPANY STATE OF LOUISIANA PARISH OF LAFAYETTE On this 2nd day March, 1995, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared DANIEL G. FOURNERAT, who is to me known to be the person, and who, accept appointment as the Registered limited liability company organized under the laws of the State of Louisiana pursuant to the provisions of Title 12, Chapter 22, Sections 1301 Through 136 of the Louisiana Revised Statutes. REGISTERED AGENT Subscribed to and sworn to before me on the day, month and year first above set forth. NOTARY PUBLIC

AMERICAN EXPLORER, INC. March 1, 1995 Corporations Department Secretary of State State of Louisiana P. o. Box 94125 Baton Rouge, LA 70804-9125 RE: American Explorer, L.L.C. Dear Sir: American Explorer, L.L.C. will be an affiliate of American Explorer, Inc. having common ownership. American Explorer, Inc. consents to the- use of the name, “American Explorer” fay the limited liability company being organized by Onebane, Donoboe, et al, the members of which are: Goodson Exploration, Inc., NAB Financial, L.L.C. and Dexco Energy, Inc. Yours very truly, AMERICAN EXPLORER, INC. ALSRED J.THOMAS,II CHIEF EXECUTIVE OFFICER AJT:slm P.o.Box 51205 Lafeyete 70605

STATE OF LOUISIANA ACT OF CORRECTION PARISH OF LAFAYETTE BEFORE ME, the undersigned authority, a Notary Public in and for the aforesaid parish and state, duly commissioned and qualified as such, personally came and appeared Goodson Exploration Company, represented herein by its duly authorized undersigned representative, who declared unto me, Notary Public, in the presence of the undersigned competent witnesses that pursuant to La, R.S. 12:1310, thai Goodson Exploration Company hereby executes this Act of Correction to the Initial Report of American Explorer, L.L.C. and declares as follows: 1. The lmitial Report of American Explorer, L.L.C. was filed with the Louisiana Secretary of State’s Office on March 6,1995 by Lawrence L Lewis, III, as organizer. 2. Paragraph No. 3 of the Initial Report stated the following: The names and municipal addresses of the first members of the company are as follows: Goodson Exploration, Inc. NAB Financial, L.L.C. 304 Keeney Drive 136 Teche Drive Lafayette, Louisiana 70501 Lafayette, Louisiana 70503 Dexco Energy, Inc.106 Running Dear Lafayette, Louisiana 70555 3. Paragraph No.3 of the Initial Report of American Explorer, L.L.C. is hereby corrected as follows; The names and municipal addresses of the first members of the company are as follows: Goodson Exploration Company NAB Financial. L.L.C. 304 Keeney Drive 136 Teche Drive Lafayette, Louisiana 70501 Lafayette, Louisiana 70503 Dexco Energy, Inc. l06 Running Deer Lafayette, Louisiana 70555

THUS DONE AND PASSED in the Parish of Lafayette, State of louisiana in the presence of the undersigned competent on this 18th day of may, 1995. WITNESSES: GOODSON EXPLORATION COMPANY Name: Chariers T. Goodson Title: President NOTARY PUBLIC IN AND FOR THE PARISH OF LAFAYETTE, STATE OF LOUISIANA

STATE OF LOUISIANA PARISH OF LAFAYETTE ARTICLES of AMENDMENT TO ARTICLES OF ORGANIZATION OF AMERICAN EXPLORER, L.L.C. BEFORE me, the undersigned authority, a Notary Public in and for the aforesaid Parish and State, duly commissioned and qualified as such, personally came and appeared Charles T. Goodson, President of American Explorer, LLC., a limited liability company organized under the laws of the State of Louisiana (the “Company”), who declared unto me, Notary Public, in the presence of the undersigned competent witnesses, that the sole and only member of the Company by unanimous written consent dated September 1,1998, adopted an amendment to the Articles of Organization of the Company changing the name of the Company from American Explorer, L.L.C. to PetroQuest Energy One, LLC, and pursuant to La. R. S. 12:1309 appearer hereby appears for the purposes of executing these Articles of Amendment and putting into authentic form the amendment so agreed to by the unanimous written consent of the member of the Company. Article I which states the name of the Company as American Explorer, L.L.C. is amended in its entirety so that Article I now reads as follows: ARTICLE I “The name of this limited liability company shall be and is PetroQuest Energy One, LLC.” THUS done AND PASSED in my office in the Parish of Lafayette, of Louisiana, on this 1st day of September, 1998, in the presence of the undersigned competent witnesses and me,Notary, after due and complete reading of the whole. WITNESSES: AMERICAN EXPLORER,L.L.C. Name: Charles T. Goodson Title: President Tax I.D. No:72-1292439 NOTARY PUBLIC 34682735

UNANIMOUS WRITTEN CONSENT OF THE MEMBER OF AMERICAN EXPLORER, L.L.C. The undersigned, the sole and only member of American Explorer, LLC, a limited liability company organized under the laws of the State of Louisiana (the “Company”), does hereby consent in wring to the amendment to the Articles of Organization of American Explorer, LLC. to change the name of the Company from American Explorer, LLC. to PetroQuest Energy One, L.L.C. The undersigned further authorizes Charles T. Goodson, President, to execute and deliver on behalf of the Company Articles of Amendment to the Articles of Organization changing the Company’s name to PetroQuest Energy One, LLC. and to include in such Articles of Amendment such other terms and conditions as he in his discretion may deem necessary or appropriate. IN WITNESS WHEREOF, the member Of American Explorer, L.L.C. has executed this Unanimous Written Consent this 1st day of September, 1998, at Lafayette, Louisiana. PetroQuest Energy, Inc. Name: Charles T. Goodson Title: President Tax I.D. No.: 98-0115469

CERTIFICATE OF MERGER OF PETROQUEST ENERGY, INC., A Louisiana Corporation INTO PETROQUEST ENERGY ONE, L.L.C., A Louisiana Limited Liability Company Pursuant to the provisions of La. R.S. 12:1360A, PetroQuest One, L.L.C., a Louisiana limited liability company. the surviving entity to the Merger, files herewith this Certificate of Merger setting forth the following information: 1. PetroQuest Energy, Inc., a Louisiana corporation, and PetroQuest Energy One, L.L.C., a Louisiana limited liability company, are the 2. The effective date of the merger is December 31,2000. 3. The surviving entity to the merger is PetroQuest Energy One, L.L.C. and by virtue of the merger, the name of the surviving entity is changed to PetroQuest Energy, L.L.C. An Agreement of Merger has been duly authorized, approved, adopted, certified, executed, and acknowledged by each of the constituent entities in accordance with La. R.S. 12:1359. The Articles of Organization of PetroQuest Energy One, L.L.C the surviving entity, shall continue to be the Articles of Organization of the surviving entity and Article I of its Articles of Organization was amended in the Merger to change the name of the surviving entity to PetroQuest Energy, L.L.C. The executed Agreement of Merger entered into and executed between the constituent entities is on file at the principal place of business of fee surviving entity, PetroQuest Energy, LLC, at 400 E. KaJiste Saloom Road, Suite 3000, Lafayette, Louisiana 70508. A copy of the Agreement of Merger will be furnished by PetroQuest Energy, LLC. upon request and without cost to any member or shareholder of any entity that is a party to tie Merger.

IN WTTNESS WHEREOF, PetroQuest Energy One, L.L.C., the surviving entity, has executed this Certificate of Merger as of the 29th day of December,2000. WITNESSES: PetroQuest Energy One; L.L.C. Alfred: J. Thomas. JI Its President and Manager SWORN TO AND SUBSCRTBED before this 29th day of December, 2000. NOTARY PUBLIC

NOTICE OF CHANGE OF REGISTERED OFFICE AND OR CHANGE REGISTRED AGENT (R.S.12.1308) Domestic Limitted Return to:Commercial Division Liability Company P.O. Box94125 Enclose $20.00 fee Baton Rough, LA 70804-8125 make payable to Phone(225) 825-6704Secretary of State Web Site:www.sec.state.la.us Do Not Send Cash Limited Liability Company Name: Petroquest Energy, L.L.C CHANGE OF LOCATION OF REGISTERED OFFICE Notice is hereby given that the above named limited liability company has authorised a change in the location of its registered office, in accordance with the articles of organization of operating agreement. The new registered office is located at: 400 E. Kaliste, Saloom Rd.. Suit 6000, Lafavette, 1A 70508 PetroQuest, Energy, Inc. To be signed by a manager or member Date CHANG OF REGISTERED AGENT(S) Notice is hereby given that the above nam ed limited liability company has authorised the change of its registered agent(s), in accordance with the articles of organization or operating agreement. The name(s) and address(es) of the new registered agent(s) is/are as follows: CT Corporation System 8550 United Plaza Boulvard, Baton Rouge, LA 70809 PetoQuest Energy, Inc. To be signed by a manager of member Date AGENT AFFIDAVITY AND ACKNOWLEDGEMENT OF ACCEPTANCE I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named liability company. By: C.T Corporation System Registered Agent*(a) Swom to and subscribed before me, the undersigned Notary Public, on this date: June 10, 2007 Notary

W. Fox McKeithen LIMITED LIABILITY COMPANY Secretary of State ANNUAL REPORT For Period Ending March 06,2005 34487931 K PETROQUEST ENERGY, L.L.C. 400 K.KALIBTE SALOON RD. SUIT 6000 LAFAYETTE, LA 70508 Our records indicate the following registered agents for the company, indicate any changes or detections below, All agents just have a Lousiana address, Do not A NEW REGISTERED AGENT REQURES A AUTHORIZED SIGNATURE. C.T. CORPORATION SYSTEM New Registered Agent Signature Notary Signature Date Our records indicate the following managers or memebers for the company, indicate any changes or detections below, dATE SIGN 337/232-7028 3/04/05 Lafayette, LA 70508 25.00 March 06, 2005 DO NOT STAPLE UNSIGNED REPORTS WILL BE RETURNED

UNITED STATES OF AMERICA SECRETARY OF STATE As secretary of state, of the state of louisiana, I do hereby certify that PETROQUEST ENERGY, L.L.C. A Limited liability company domiciled in LAFAYETTE,LOUISIANA, Filed charter and qualified to do business in this State on March 60, 1995, I further certify that the records of this office indicate the company has paid all fees due the Secretary of State, and so far as the office of the Secretary of State is concerned, is in good standing and is authorized to do business in this State. I further certify that this certificate is not intended to reflect the financial condition of this company since this information is not available from the records of this office. In testimony whre of I have here unto set My hand and caused the real of my Office to be offered at the sity of Balon Rouge on, Novem ber 10, 2005 BME 34487931K Secretary of State Certificate SS 102 printed SEAL (Rec.07/05)